Exhibit 5.1

September 15, 2006

Petrohawk Energy Corporation

1100 Louisiana, Suite 4400

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel to Petrohawk Energy Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, for the registration of an indeterminate amount of the following securities (“Securities”) of the Company:

(1)	common stock, $.001 par value per share (the “Common Stock”);

(2)	preferred stock, par value $.001 per share (the “Preferred Stock”); and

(3)	warrants to purchase Common Stock or Preferred Stock (the “Warrants”)

all of which may be issued from time to time pursuant to the Registration Statement.

In connection with the opinion expressed herein, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each natural person signing any document reviewed by us in a representative capacity had authority to sign in such capacity.

We have assumed (i) that one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby, (ii) that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iii) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized, validly executed and delivered by the Company and the other parties thereto, (iv) that any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, and (v) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Certificate of Incorporation and By-Laws and not otherwise reserved for issuance.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against such other party in accordance with their respective terms.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the applicable federal laws of the United States of America. We also express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, and (iii) general equitable principles.

Based upon and subject to the foregoing and to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

1. With respect to shares of Common Stock, when (i) the terms of the issuance and sale of the shares of Common Stock by the Company (including any Common Stock duly issued upon the exercise of any Warrants exercisable for Common Stock) have been duly authorized and approved by the Board of Directors of the Company or an authorized committee thereof (the “Board”) in conformity with the Company’s certificate of incorporation and bylaws, each as amended, and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) such shares of Common Stock have been issued and delivered against consideration therefor in an amount not less than the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and the applicable prospectus supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to any shares of Preferred Stock when (i) in accordance with Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Company’s certificate of incorporation and by-laws, each as amended, (a) the Board has fixed, as the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of a series of Preferred Stock registered pursuant to the Registration Statement and adopted a certificate of designation (the “Certificate of Designation”) in the form required by applicable law and (b) proper and valid filing with the Office of the Secretary of State of the State of Delaware of such Certificate of Designation has been made, (ii) the terms of the issuance and sale of such shares of Preferred Stock (including any Preferred Stock duly issued upon the exercise of any Warrants exercisable for Preferred Stock) have been duly authorized and approved by the Board in conformity with the Company’s certificate of incorporation and bylaws, each as amended, and the applicable Certificate of Designation and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) such shares of Preferred Stock have been issued and delivered against consideration therefor in an amount not less than the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and the applicable prospectus supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Warrants, when (i) the terms of the issuance and sale of the Warrants registered pursuant to the Registration Statement have been established in conformity with the applicable warrant agreement and duly authorized and approved by the Board and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the applicable warrant agreement has been duly authorized, executed and delivered by the Company and the other parties thereto against payment therefor in accordance with the terms of the applicable warrant agreement under which they are sold or issued, and in the manner contemplated by the Registration Statement and the applicable prospectus supplement, and the Warrants have been duly executed and countersigned in accordance with the applicable warrant agreement and issued and sold as contemplated by the Registration Statement and the applicable prospectus supplement (iii) the terms of the Common Stock or Preferred Stock, as applicable, issuable upon exercise of the Warrants have been duly approved by the Board in conformity with the certificate of incorporation and by-laws of the Company, each as amended, (iv) with respect to any series of Preferred Stock issuable upon exercise of the Warrants, the Board has duly fixed the powers, designations, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations or restrictions, if any, of such series of Preferred Stock pursuant to a Certificate of Designation, and such Certificate of Designation has been duly and validly filed with the Office of the Secretary of State of the State of Delaware, (v) the shares of Common Stock or Preferred Stock, as applicable, issuable upon exercise of the Warrants have been properly reserved for issuance, and (vi) the Company has received consideration for the Warrants in accordance with the applicable warrant agreement and as approved by the Board, such Warrants will constitute valid and binding obligations of the Company.

In rendering the opinion expressed herein, we have assumed that no action heretofore taken by the in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. This opinion is based upon currently existing statutes, rules and regulations, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the reference to this firm in the Prospectus in the Registration Statement under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Securities and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. The foregoing, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the 1933 Act.

Respectfully submitted,

/s/ Hinkle Elkouri Law Firm L.L.C.

HINKLE ELKOURI LAW FIRM L.L.C.